                                                                      EXHIBIT 13


                          Audited Financial Statements
                           and Supplemental Schedules

                              Scientific Games Inc.
                           Savings and Investment Plan

                     Years ended December 31, 1997 and 1996
                       with Report of Independent Auditors

                Scientific Games Inc. Savings and Investment Plan

             Audited Financial Statements and Supplemental Schedules


                     Years ended December 31, 1997 and 1996




                                    CONTENTS

Report of Independent Auditors.........................................................................1

Financial Statements

Statements of Net Assets Available for Benefits........................................................2
Statements of Changes in Net Assets Available
   for Benefits........................................................................................3
Notes to Financial Statements..........................................................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes............................................14
Line 27d - Schedule of Reportable Transactions........................................................15

                         Report of Independent Auditors

The Board of Directors
Scientific Games Inc.
Savings and Investment Plan

We have audited the accompanying statements of net assets available for benefits of Scientific Games Inc. Savings and Investment Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 1997, and schedule of reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1997 basic financial statements taken as a whole.


                                                       /s/ Ernst & Young LLP

June 11, 1998
Atlanta, Georgia

                Scientific Games Inc. Savings and Investment Plan

              Statements of Net Assets Available for Plan Benefits


                                                                               DECEMBER 31
                                                                       1997                  1996
                                                               ----------------------------------------
ASSETS
Investments, at fair value                                          $10,572,310            $8,012,516
Employer contribution receivable                                             --                14,346
Participants' contribution receivable                                        --                85,937
                                                               ----------------------------------------
                                                                     10,572,310             8,112,799

Loans to participants                                                   432,263               332,423
                                                               ----------------------------------------
Total assets                                                         11,004,573             8,445,222

                                                               ----------------------------------------
Net assets available for plan benefits                              $11,004,573            $8,445,222
                                                               ========================================



See accompanying notes.

                Scientific Games Inc. Savings and Investment Plan

         Statements of Changes in Net Assets Available for Plan Benefits


                                                                     YEAR ENDED DECEMBER 31
                                                                    1997                1996
                                                               ----------------------------------
Additions:
   Employer contributions                                      $     320,758      $     321,094
   Participants' contributions                                     1,665,637          1,344,726
   Investment income                                                 558,228            513,124
   Interest on loans                                                  36,871             26,707
                                                               ----------------------------------
                                                                   2,581,494          2,205,651

Deductions:
   Benefits to participants                                          434,636            380,520
                                                               ----------------------------------
Net additions                                                      2,146,858          1,825,131

Net realized and unrealized appreciation in fair value of
   investments                                                       412,493            215,845
                                                               ----------------------------------
Net increase in assets                                             2,559,351          2,040,976

Net assets available for plan benefits at beginning of year
                                                                   8,445,222          6,404,246
                                                               ----------------------------------
Net assets available for plan benefits at end of year          $  11,004,573      $   8,445,222
                                                               ==================================



See accompanying notes.

                Scientific Games Inc. Savings and Investment Plan

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements of the Plan are prepared under the accrual method of accounting.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Plan to significant concentrations of credit risk consist principally of commingled investment funds.

The trustee maintains financial instruments within commingled investment funds with various financial institutions. The trustee's policy is designed to limit exposure at any one institution. The trustee performs periodic evaluations of the relative credit strategy of those financial institutions which are considered in the fund's investment strategy.

INVESTMENT VALUATION AND INCOME RECOGNITION

The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock is valued at its quoted market price. Participant loans are valued at cost which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

                Scientific Games Inc. Savings and Investment Plan

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

PAYMENT OF BENEFITS

Benefits are recorded when paid.

ADMINISTRATIVE EXPENSES

Loan fees are charged to plan participants. Effective January 1, 1996, the Company pays all administrative expenses of the Plan. Expenses of administering the Plan prior to 1996 were paid by the Plan.

2. DESCRIPTION OF THE PLAN

GENERAL

The following description of the Scientific Games Inc. (the "Company") Savings and Investment Plan ( the "Plan") provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

The Plan is a defined contribution thrift and investment plan under Section 401(k) of the Internal Revenue Code covering all full-time employees of the Company who have completed six months of participation service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

                Scientific Games Inc. Savings and Investment Plan

2. DESCRIPTION OF THE PLAN (CONTINUED)

CONTRIBUTIONS

Participation in the Plan is voluntary. Participants can contribute up to 6% of their earnings to the Plan in the form of Basic Contributions. Additionally, if the maximum Basic Contribution is chosen, the Participant can contribute up to an additional 9% of their earnings to the Plan in the form of Supplemental Contributions providing that the annual deferral percentage rules of Internal Revenue Code Section 401(k) are not exceeded. The Company contributes to the Plan an amount equal to 33 1/3% of the employees' Basic Contributions. Effective January 1, 1996, all employer contributions were made in the form of common stock of the Company's parent, Scientific Games Holdings Corp. Additional amounts may be contributed at the discretion of the Company's board of directors.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

INVESTMENT OPTIONS

Upon enrollment in the Plan, a participant may direct employee contributions in any of six investment alternatives, including a Scientific Games Holdings Corp. stock fund which is used for the Company contribution.

VESTING

Employee contributions and matching employer contributions are fully vested and non-forfeitable at all times. Vested benefits of terminated participants are distributed as a lump sum or in periodic payments, as elected by the participant. Termination of the Plan, should this occur, would not reduce the vested interests of participants.

               Scientific Games Inc. Savings and Investment Plan

2.   DESCRIPTION OF THE PLAN (CONTINUED)

PARTICIPANT LOANS

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. All loans made to eligible participants are secured by the total vested balance of the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Interest rates on loans outstanding at December 31, 1997 range from 7.0% to 10.0%. Principal and interest is paid ratably through payroll deductions over periods generally ranging from 5 to 15 years.

PAYMENT OF BENEFITS

On termination of service due to death, disability, or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

               Scientific Games Inc. Savings and Investment Plan

3. INVESTMENTS

The Plan's investments are held by a trust fund and are as follows:

                                                                             DECEMBER 31
                                                                      1997                1996
                                                               ----------------------------------------
Fair value of individual investments that represent
  5 percent or more of the Plan's total assets are as follows
  (fair value as determined by quoted market price - shares of registered investment companies):
     Equity Income Common Stock Fund (155,477 units and
       115,450 units, respectively)                                  $4,053,278          $2,602,246
     New Horizons Common Stock Fund (140,827 units and
       116,734 units, respectively)                                   3,281,259           2,541,290
     Stable Value Common Trust Fund (1,033,173 units and
       890,048 units, respectively)                                   1,033,173             890,048
     Scientific Games Holdings Corp. stock fund (51,948
       shares and 38,764 shares, respectively)                        1,051,939           1,036,929
     Spectrum Income Fund (82,676 units and 76,111 units,
       respectively)                                                    964,005             852,443
                                                               ----------------------------------------
                                                                     10,383,654           7,922,956

Other investments, at estimated fair value, which are less
  than 5% of the Plan's total assets are as follows:
     Participant loans                                                  432,263             332,423
     International Stock Fund                                           188,656              89,560
                                                               ----------------------------------------
Total investments, at fair value                                    $11,004,573          $8,344,939
                                                               ========================================

                Scientific Games Inc. Savings and Investment Plan

4. CHANGES IN NET ASSETS IN INVESTMENT FUNDS

The Plan provides for separate investment funds for participants. The Plan also maintains a Loan Fund in connection with its lending activities.

Below is a summary of the changes in the net assets of these funds for the year ended December 31, 1997.


                                                                                           T. ROWE PRICE FUNDS
                                                           -------------------------------------------------------------------------

                                          SCIENTIFIC GAMES    EQUITY         NEW      STABLE VALUE                    INTER-
                                           HOLDINGS CORP.     INCOME       HORIZONS   COMMON TRUST   SPECTRUM        NATIONAL
                                             STOCK FUND       FUND          FUND          FUND        FUNDS         STOCK FUND
                                          ------------------------------------------------------------------------------------------
Additions:
   Employer contributions                  $   334,044    $       418   $       412   $        46   $        89    $        95
   Participants' contributions                 132,895        619,959       664,852       138,066       137,908         57,894
   Investment income (loss)                    (55,167)       436,549        97,850        61,212        80,187         11,339
   Repayment of loans                           30,190         38,442        63,246        10,223        14,299          4,872
                                          ------------------------------------------------------------------------------------------
                                               441,962      1,095,368       826,360       209,547       232,483         74,200

Deductions:
   Benefits to participants                     41,967        146,254       169,267        33,746        40,703          4,508
   Loan disbursements                           32,790         80,428       118,998        39,191        22,894          1,873
                                          ------------------------------------------------------------------------------------------
                                                74,757        226,682       288,265        72,937        63,597          6,381

Interfund transfers                           (140,123)       177,275         2,653         6,515       (87,774)        41,454
Net realized and unrealized appreciation
   (depreciation) in fair value of
   investments                                (212,072)       405,071       199,221             -        30,450        (10,177)
                                          ------------------------------------------------------------------------------------------
Net increase (decrease) in assets               15,010      1,451,032       739,969       143,125       111,562         99,096

Net assets available for benefits at
   beginning of year                         1,036,929      2,602,246     2,541,290       890,048       852,443         89,560
                                          ------------------------------------------------------------------------------------------
Net assets available for benefits at end
   of year                                 $ 1,051,939    $ 4,053,278   $ 3,281,259   $ 1,033,173   $   964,005    $   188,656
                                          ==========================================================================================

                                              LOAN
                                              FUND           ACCRUALS       TOTAL
                                          ------------------------------------------
Additions:
   Employer contributions                   $        -    $   (14,346)   $   320,758
   Participants' contributions                       -        (85,937)     1,665,637
   Investment income (loss)                    (36,871)             -        595,099
   Repayment of loans                         (161,272)             -              -
                                           -----------------------------------------
                                              (198,143)      (100,283)     2,581,494

Deductions:
   Benefits to participants                     (1,809)             -        434,636
   Loan disbursements                         (296,174)             -              -
                                           -----------------------------------------
                                              (297,983)             -        434,636

Interfund transfers                                  -              -              -
Net realized and unrealized appreciation
   (depreciation) in fair value of
   investments                                       -              -        412,493
                                           -----------------------------------------
Net increase (decrease) in assets               99,840       (100,283)     2,559,351

Net assets available for benefits at
   beginning of year                           332,423        100,283      8,445,222
                                           =========================================
Net assets available for benefits at end
   of year                                 $   432,263    $         -    $11,004,573
                                           =========================================



At December 31, 1997 and 1996, there were no account balances allocated to persons who have withdrawn from participation in the earnings and operations of the Plan.

                Scientific Games Inc. Savings and Investment Plan

4.    CHANGES IN NET ASSETS IN INVESTMENT FUNDS (CONTINUED)

Below is a summary of the changes in the net assets of these funds for the year ended December 31, 1996.

                                                                           T. ROWE PRICE FUNDS
                                     -----------------------------------------------------------------------------------------------

                                       SCIENTIFIC                                                   STABLE
                                     GAMES HOLDINGS      EQUITY          NEW            NEW      VALUE COMMON
                                       CORP. STOCK       INCOME        HORIZONS     INCOME BOND      TRUST          SPECTRUM
                                          FUND            FUND           FUND          FUND          FUND            FUNDS
                                     -----------------------------------------------------------------------------------------------
Additions:
   Employer contributions            $   306,748    $         -    $         -       $      -    $        -     $         -
   Participants' contributions            65,416        360,983        529,166         56,511        132,606         90,952
   Investment income                       6,029        168,726        241,100         20,070         54,969         45,987
   Repayment of loans                     31,930         18,994         30,095          1,776         10,271          7,546
                                     -----------------------------------------------------------------------------------------------
                                         410,123        548,703        800,361         78,357        197,846        144,485
Deductions:
   Benefits to participants               20,469        119,684        155,055         13,302         33,982         14,603
   Loan disbursements                     37,433         34,775         76,548          2,400         34,074          7,381
                                     -----------------------------------------------------------------------------------------------
                                          57,902        154,459        231,603         15,702         68,056         21,984

Interfund transfers                      798,362       (223,752)      (273,605)      (892,321)      (184,102)       714,921
Net realized and unrealized
   appreciation (depreciation) in
   fair value of investments            (113,654)       231,050         82,374          2,068         (4,531)        15,021
                                     -----------------------------------------------------------------------------------------------
Net increase (decrease) in assets      1,036,929        401,542        377,527       (827,598)       (58,843)       852,443

Net assets available for benefits
   at beginning of year                        -      2,200,704      2,163,763        827,598        948,891              -
                                     -----------------------------------------------------------------------------------------------
Net assets available for benefits
   at end of year                    $ 1,036,929    $ 2,602,246    $ 2,541,290       $      -    $   890,048    $   852,443
                                     ===============================================================================================



                                                        T. ROWE PRICE FUNDS
                                     -------------------------------------------------------
                                         INTER-
                                      NATIONAL STOCK      LOAN
                                          FUND            FUND       ACCRUALS      TOTAL
                                     -------------------------------------------------------
Additions:
   Employer contributions            $         -      $       -    $    14,346   $   321,094
   Participants' contributions            23,155              -         85,937     1,344,726
   Investment income                       2,950              -              -       539,831
   Repayment of loans                        357       (100,969)             -             -
                                     -------------------------------------------------------
                                          26,462       (100,969)       100,283     2,205,651
Deductions:
   Benefits to participants                  916         22,509              -       380,520
   Loan disbursements                          -       (192,611)             -             -
                                     -------------------------------------------------------
                                             916       (170,102)             -       380,520

Interfund transfers                       60,497              -              -             -
Net realized and unrealized
   appreciation (depreciation) in
   fair value of investments               3,517              -              -       215,845
                                     -------------------------------------------------------
Net increase (decrease) in assets         89,560         69,133        100,283     2,040,976

Net assets available for benefits
   at beginning of year                        -        263,290              -     6,404,246
                                     -------------------------------------------------------
Net assets available for benefits
   at end of year                    $    89,560    $   332,423    $   100,283   $ 8,445,222
                                     =======================================================

               Scientific Games Inc. Savings and Investment Plan

5. PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their accounts.

6. PARTY-IN-INTEREST TRANSACTIONS

Certain Plan investments are shares of mutual funds managed by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. is the trustee as defined by the plan and, therefore, these transactions qualify as party-in-interest transactions. At December 31, 1997, the fair value of T. Rowe Price Associates, Inc. managed mutual funds owned by the Plan totaled approximately $9,520,000, or 86% of the Plan's total assets.

7. INCOME TAX STATUS

The Internal Revenue Service ruled on November 25, 1994 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and the related trust is, therefore, not subject to tax under present income tax law. The Plan has been amended since receiving the determination letter. The Plan is required to operate in conformity with the IRC to maintain its qualification. The Administrative Committee is not aware of any course of action or series of events that might adversely affect the Plan's qualified status.

The Company is completing its compliance testing in evaluating the Plan for compliance with the IRC qualification requirements. Upon completion of the evaluation, the Company intends to address any deviations from the IRC qualification requirements that may have occurred. Corrective action, to the extent necessary, will be taken with respect to these issues. Based on the information currently available, the Company does not believe that the results of the evaluation will have a material adverse effect on the financial condition or qualified status of the Plan.

               Scientific Games Inc. Savings and Investment Plan

8. YEAR 2000 ISSUE (UNAUDITED)

The Plan Sponsor has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become year 2000 compliant. The Plan Sponsor currently expects the project to be substantially complete by early 1999. The Plan Sponsor does not expect this project to have a significant effect on plan operations.

                                                                    EXHIBIT 13.1


                             SUPPLEMENTAL SCHEDULES

                Scientific Games Inc. Savings and Investment Plan
                                 EIN: 58-1943521
                                   Plan #: 001

           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1997


                                      DESCRIPTION OF INVESTMENT,
                                       INCLUDING MATURITY DATE,
  IDENTITY OF ISSUE, BORROWER,        RATE OF INTEREST, PAR OR                                           CURRENT
    LESSOR OR SIMILAR PARTY                MATURITY VALUE                               COST              VALUE
-----------------------------------------------------------------------------------------------------------------------------------

* T. Rowe Price Associates, Inc.      Equity Income Stock Fund, Inc.                   $3,397,614        $4,053,278

* T. Rowe Price Associates, Inc.      New Horizons Fund                                 3,008,194         3,281,259

* T. Rowe Price Associates, Inc.      Spectrum Funds                                      918,699           964,005

* T. Rowe Price Associates, Inc.      Stable Value Common Trust Fund                    1,033,173         1,033,173

* T. Rowe Price Associates, Inc.      International Stock Fund                            195,358           188,656

* Scientific Games Holdings           Common Stock                                      1,366,090         1,051,939
  Corp. Stock Fund

  Participant loans                   153 loans, interest rates ranging from
                                      7-10%, maturing over 60 months
                                                                                                -           432,263
                                                                                  --------------------------------------
                                                                                       $9,919,128       $11,004,573
                                                                                  ======================================

* Indicates a party-in-interest to the Plan.

                Scientific Games Inc. Savings and Investment Plan
                                 EIN: 58-1943521
                                   Plan #: 001

                 Line 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1997

                                                                                                             CURRENT VALUE
                                                                                                              OF ASSET ON     NET
                                                                       PURCHASE     SELLING        COST       TRANSACTION     GAIN
    IDENTITY OF PARTY INVOLVED             DESCRIPTION OF ASSET          PRICE       PRICE       OF ASSETS       DATE        (LOSS)
------------------------------------------------------------------------------------------------------------------------------------

CATEGORY (III) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS.

T. Rowe Price Associates, Inc.      Equity Income Fund               $  1,272,887  $       -   $ 1,272,887    $ 1,272,887   $      -

T. Rowe Price Associates, Inc.      Equity Income Fund                         -     266,231       235,471        266,231     30,760

T. Rowe Price Associates, Inc.      New Horizons Fund                    916,083           -       916,083        916,083          -

T. Rowe Price Associates, Inc.      New Horizons Fund                          -     377,258       379,474        377,258    (2,216)

T. Rowe Price Associates, Inc.      Scientific Games Inc. Holdings
                                       Corp. Stock Fund                  481,575           -       481,575        481,575          -

T. Rowe Price Associates, Inc.      Scientific Games Inc. Holdings
                                       Corp. Stock Fund                        -     193,545       250,116        193,545   (56,571)


THERE WERE NO CATEGORY (I), (II) OR (IV) TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 1997.


                                                                              15